UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 19, 2015

RADIANT LOGISTICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35392	04-3625550
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

405 114th Avenue, S.E., Third Floor, Bellevue, WA 98004

(Address of Principal Executive Offices) (Zip Code)

(425) 943-4599

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Arrangement Agreement

On January 20, 2015, Radiant Logistics, Inc. (the “Company,” “we,” “us” or “our”) entered into an arrangement agreement (the "Arrangement Agreement") with Wheels Group Inc., a corporation incorporated under the laws of Ontario ("Wheels"), pursuant to which our newly formed indirect, wholly-owned subsidiary ("Acquisition Sub") will acquire all of the outstanding common shares of Wheels (the "Arrangement") for CAD$0.77 per common share (the “Arrangement Consideration”), which will be paid in cash or shares of our common stock (or a combination thereof) at the election of each Wheels’ shareholder. For Wheels’ shareholders electing to receive our shares as Arrangement Consideration, each share of our common stock will be valued at USD$4.25, which, after application of currency exchange rates, equates to an exchange ratio of  0.151384 of our shares of common stock for each common share of Wheels.

In connection with the Arrangement Agreement, we have entered into support arrangements, in the form of Voting, Consideration, Election and Lock-Up Agreements (each a "Voting Agreement") with certain officers, directors, and shareholders of Wheels who collectively own approximately 77.7% of the outstanding common stock of Wheels (collectively, the “Supporting Shareholders”). Pursuant to the Voting Agreements, the Supporting Shareholders have agreed, among other things, to certain allocations of their Arrangement Consideration, to certain restrictions on their ability to transfer shares issued by us as Arrangement Consideration, and to vote their shares in favor of the resolution to approve the Arrangement, all as set forth in more detail below.

The share portion of the Arrangement Consideration is subject to proration so that the total amount of shares of our common stock issued in connection with the Arrangement (1) is a minimum of 4,540,254 shares, or approximately 13% of our issued and outstanding shares of common stock, and (2) a maximum of 6,900,000 shares, or approximately 19% of our issued and outstanding shares of common stock. The share portion of the Arrangement Consideration will be offered on a priority basis to Wheels’ shareholders that are not Supporting Shareholders, after which the remaining balance of shares, if any, will be allocated among the Supporting Shareholders.

Pursuant to the terms of the Arrangement Agreement, at the effective time of the Arrangement, all vested and unvested Wheels options outstanding at the effective time of the Arrangement will be cancelled in recognition that the exercise price of each outstanding option is substantially in excess of the value of the Arrangement Consideration, and the Wheels stock option plan will be terminated.

The transaction is structured as a court-approved plan of arrangement pursuant to applicable Ontario corporate laws, and is subject to court approval.  We anticipate issuing our shares in connection with the Arrangement in reliance upon the exemptions from registration requirements pursuant to Section 3(a)(10) of the U.S. Securities Act of 1933, as amended, and applicable exemptions under state securities laws.  Completion of the Arrangement is subject to various customary closing conditions, including, among others, (1) approval of the Arrangement by holders of at least 66 2/3% of the votes cast by Wheels’ shareholders at a special meeting, (2) the number of Wheels’ shareholders exercising dissent rights not exceeding 5% of the issued and outstanding common stock of Wheels, and (3) issuance by the Ontario Superior Court of Justice of a final order approving the Arrangement.

In the Arrangement Agreement, Wheels has agreed, among other things: (1) to conduct its business in the ordinary course during the period between the execution of the Arrangement Agreement and the consummation of the Arrangement; (2) to apply to the Ontario Superior Court of Justice for an order to approve the Arrangement; (3) to convene and hold a meeting of its shareholders to consider and vote upon the Arrangement; and (4) not to solicit alternative acquisition proposals and to certain restrictions on its ability to respond to any such proposals. We have agreed to various customary covenants and agreements, including not taking certain actions during the period between the execution of the Arrangement Agreement and the consummation of the Arrangement. The Arrangement Agreement also contains customary representations, warranties and covenants of us, Wheels and the Acquisition Sub.

After completion of the Arrangement, Bohn Crain, our Chairman and Chief Executive Officer, will lead the combined company. Dan Stegemoller will continue in his capacity as the Chief Operating Officer of the company’s forwarding operations. Tim Boyce, President of Wheels’ U.S. operations, will assume responsibility as the Chief Operating Officer for the combined company’s rail and truck brokerage operations, and Peter Jamieson, President of Wheels’ Canadian operations, will become the combined company’s Senior Vice President and Country Manager – Canada. In connection with the Arrangement, Doug Tozer, Wheels’ Chief Executive Officer, and Denise Messier, Wheels’ Vice President of Human Resources and Administration, have agreed to resign upon the effective time of the Arrangement.

The Arrangement Agreement contains certain termination rights for both us and Wheels and further provides that, upon termination by us under specified circumstances, Wheels may be required to pay to us a termination fee of USD$3.6 million (and up to an additional USD$1 million as reimbursement of our costs and expenses incurred in connection with the Arrangement Agreement). The Arrangement Agreement also provides that under specified circumstances where the termination fee is otherwise not payable, we or Wheels may be required to reimburse the other party for up to USD$1.0 million of out-of-pocket costs and expenses.

The representations and warranties of us, Wheels and Acquisition Sub contained in the Arrangement Agreement have been made solely for the benefit of the parties to the Arrangement Agreement. In addition, such representations and warranties (1) have been made only for purposes of the Arrangement Agreement, (2) may be subject to limits or exceptions agreed upon by the contracting parties, (3) are subject to materiality qualifications contained in the Arrangement Agreement which may differ from what may be viewed as material by investors, (4) were made only as of the dates specified in the Arrangement Agreement and (5) have been included in the Arrangement Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as facts. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Wheels or any of their respective subsidiaries or affiliates. Additionally, the representations, warranties, covenants, conditions and other terms of the Arrangement Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Arrangement Agreement, which subsequent information may or may not be fully reflected in our or Wheels’ public disclosures.

The foregoing description of the Arrangement Agreement does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Arrangement Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Voting, Consideration Election and Lock-Up Agreements

In connection with the Arrangement Agreement, we entered into Voting Agreements with the Supporting Shareholders. Each Supporting Shareholder has agreed to vote its shares in favor of the Arrangement, to accept a specified portion Arrangement Consideration as shares of our common stock, and to refrain from transferring our shares of common stock issued as Arrangement Consideration for specific periods of time. Specifically, (1) certain  Supporting Shareholders, who hold approximately 55.3% of the outstanding Wheels common shares, pursuant to their Voting Agreements (each, a “Founder Voting Agreement”), have agreed to (A) accept 20% of the Arrangement Consideration as shares of our common stock and the remaining 80% as cash, and (B) refrain from transferring our shares of common stock issued pursuant to the Arrangement for one year, and (2) certain other Supporting Shareholders, who hold approximately 22.4% of the outstanding Wheels common shares, pursuant to their Voting Agreements (each, a “VRG Voting Agreement”), have agreed to (A) accept all of the Arrangement Consideration as shares of our common stock, and (B) refrain from transferring our shares of common stock issued pursuant to the Arrangement for 90 days with respect to 20% of our newly-issued shares and one year with respect to the remaining 80% of our newly-issued shares (subject in each case to the priority rights of Wheels’ shareholders that are not Supporting Shareholders to receive our common stock). The Voting Agreements contain certain termination rights for each of the parties thereto, and provide for automatic termination upon the termination of the Arrangement Agreement.

The foregoing description of the Founder Voting Agreements and VRG Voting Agreements does not purport to be a complete description and is qualified in its entirety by reference to the full text of the form of Founder Voting Agreement and VRG Voting Agreement, which are attached hereto as Exhibit 10.1 and 10.2, respectively, and incorporated herein by reference.

Financing Commitment

On January 19, 2015, in connection with the Arrangement Agreement, we entered into a series of commitment letters for (1) a new USD$65.0 million senior secured revolving cross-border credit facility with Bank of America, N.A. (replacing our exiting USD$30.0 million facility), (2) a CAD$29.0 million senior secured Canadian term loan from Integrated Private Debt Fund IV LP, and (3) a USD$25.0 million subordinated secured term loan from Alcentra Capital Corporation and Triangle Capital Corporation. The proceeds of the foregoing facilities will be used to pay a portion of the Arrangement Consideration and for general corporate purposes, including potential future acquisitions. The commitments are subject to various conditions, including (1) the absence of a material adverse effect having occurred with respect to us and Wheels, (2) the negotiation of definitive documentation with respect to the credit facilities and term loan, (3) the consummation of the Arrangement, and (4) other customary closing conditions.

The foregoing description of the commitment letters does not purport to be a complete description and is qualified in its entirety by reference to the full text of each of the commitment letters, which are attached hereto as Exhibit 10.3, 10.4 and 10.5, respectively, and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On January 20, 2015, we issued a press release announcing the execution of the Arrangement Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

The information referenced under Item 7.01 (including Exhibit 99.1 referenced in Item 9.01 below) of this report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or under the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing to this report. This report shall not be deemed an admission as to the materiality of any information in the report that is required to be disclosed solely by Regulation FD.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

No.	Description *
2.1	Arrangement Agreement, dated as of January 20, 2015, by and among Radiant Logistics, Inc., Radiant Global Logistics, ULC and Wheels Group, Inc.
10.1	Form of Founder Voting Agreement
10.2	Form of VRG Voting Agreement
10.3	Commitment Letter, dated January 19, 2015, by and between Bank of America, N.A. and Radiant Logistics, Inc.
10.4	Commitment Letter, dated January 19, 2015, by and between Integrated Private Debt Fund IV LP and Radiant Logistics, Inc.
10.5	Commitment Letter, dated January 19, 2015, by and among Alcentra Capital Corporation, Triangle Capital Corporation and Radiant Logistics, Inc.
99.1	Press Release

*Exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. We will furnish omitted exhibits and schedules to the Securities and Exchange Commission upon request.

Cautionary Note Regarding Forward-Looking Statements

This report and the exhibits hereto contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results may differ significantly from management's expectations. Forward-looking statements include statements that are not historical facts and are generally, but not always, identified by the use of words such as "anticipate", "continue", "estimate", "expect", "expected", "intend", "may", "will", "project", "plan", "should", "believe" and similar expressions (including negative variations), These forward-looking statements involve risks and uncertainties that include, among others, risks discussed in our filings with the SEC and the following additional uncertainties and assumptions that relate to: continued relationships with our operating partners; challenges in locating suitable acquisition opportunities and securing the financing necessary to complete such acquisitions; general industry conditions and competition; domestic and international economic and political factors; transportation costs; our ability to mitigate, to the best extent possible, our dependence on current management and certain of our larger operating partners; laws and governmental regulations affecting the transportation industry in general and our operations in particular. In addition, our acquisition of Wheels is subject to additional risks and uncertainties, such as: our ability to close the acquisition, which involves a number of factors including our ability to secure the requisite court approval contemplated by the Plan of Arrangement, Wheels’ shareholder approval, the anticipated financing as contemplated by the commitment letters, and the satisfaction of other conditions to consummation of the transaction; the expected impact of the acquisition on our results of operations; fluctuations in the value of the Canadian dollar relative to the U.S. dollar, particularly as we begin to generate additional revenue in Canada; our significantly increased levels of indebtedness as a result of the proposed transaction, which could limit our operating flexibility and opportunities; our ability to satisfy our obligations and meet required financial and other covenants necessary to maintain and draw funds from our credit facilities; our ability to realize the anticipated synergies and cost savings from the Wheels acquisition that we have projected, which contemplates, among other things, additional revenue opportunities, the elimination of costs associated with redundant operations, and the consolidation of facilities; our ability to maintain positive relationships with Wheels’ third-party transportation providers, suppliers and customers; our ability to retain and attract qualified personnel to operate the Wheels business; Wheels’ ability following the acquisition to maintain and grow its revenues and operating margins in a manner consistent with its most recent operating results and trends and our expectations regarding Wheels’ future growth; and unexpected costs, liabilities, charges or expenses resulting from the transaction. More information about factors that potentially could affect our financial results is included in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and subsequent filings. We disclaim any intention or obligation to update any forward-looking statement even if new information becomes available, as a result of future events or for any other reason. The forward-looking statements contained herein are expressly qualified in their entirety by this cautionary statement.

Additional Information

None of the shares to be issued by us pursuant to the Arrangement Agreement have been or will be registered under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), or any state securities laws, and any securities issued in the Arrangement are anticipated to be issued in reliance upon the exemptions from such registration requirements pursuant to Section 3(a)(10) of the U.S. Securities Act and applicable exemptions under state securities laws.  This report does not constitute an offer to sell or the solicitation of an offer to buy any securities.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Radiant Logistics, Inc.

Date: January 22, 2015	By:	/s/ Robert L. Hines, Jr.
Robert L. Hines, Jr.
Senior Vice-President, General Counsel and Secretary